EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 19, 2012 by and among Pacific Ethanol, Inc., a Delaware corporation with headquarters located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and the investors listed on the schedule of investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”).

RECITALS

A.              The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.              The Company has authorized the issuance and sale of a new series of senior unsecured notes in the aggregate principal amount of $22,192,490.64, in substantially the form attached hereto as Exhibit B (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to the terms thereof), and warrants, in substantially the form attached hereto as Exhibit C (the “Warrants”) to purchase shares of Common Stock.

C.              Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes, set forth opposite such Investor’s name in column two on the schedule of investors set forth in Exhibit A (which aggregate principal amount of Notes for all Investors shall be $22,192,490.64) for the applicable purchase price set forth opposite such Investor’s name in column three of Exhibit A (which aggregate purchase price of Notes for all Investors shall be $20,572,438.82) and (ii) Warrants, representing the right to acquire up to that number of shares of Common Stock set forth opposite such Investor’s name in column four on the schedule of investors set forth in Exhibit A (which aggregate number of shares of Common Stock for all Investors shall be, as of the Closing Date, 25,630,286; the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, the “Warrant Shares”) for the applicable purchase price set forth opposite such Investor’s name in column five of Exhibit A (which aggregate purchase price of Warrants for all Investors shall be $1,620,051.82).

D.              At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.               Immediately preceding the Closing, each Investor contemplated to execute and deliver counterparts of the First Lien Credit Agreement Amendment in substantially the form attached hereto as Exhibit E and the Second Lien Credit Agreement Amendment in substantially the form attached hereto as Exhibit F, shall execute and deliver such documents.

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F.               At the Closing, the Company and each Investor contemplated to execute and deliver a Purchase and Sale Agreement for the purchase by and sale to the Company of membership interests in New PE Holdco in the form attached hereto as Exhibit G shall execute and delivery such document and each Investor contemplated to execute and deliver a Lender Assignment Agreement to effect the assignment to the Company of the Purchased Tranche A-2 Loans shall execute and delivery such document.

G.              The Notes, the Warrants, the Interest Shares and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities”.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

Article I
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“1933 Act” has the meaning set forth in the Recitals.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the 1933 Act.

“Agent” has the meaning set forth in Section 3.1(m).

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Buy-In Price” has the meaning set forth in Section 4.1(d).

“Closing” means the closing of the purchase and sale of the Notes and Warrants pursuant to Section 2.1.

“Closing Date” means 10:00 a.m., New York City Time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 2.2, 5.1 and 5.2 are satisfied or waived (or such later date and time as is mutually agreed to by the Company and each Investor).

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“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the Principal Market or exchange or quotation system on which the Common Stock is then listed or quoted.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Troutman Sanders LLP, counsel to the Company.

“Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Contingent Obligation” has the meaning set forth in Section 3.1(aa).

“Credit Agreements” means the First Lien Credit Agreement and the Second Lien Credit Agreement.

“Current Holdings Schedule” means a schedule approved by each of the Investors and provided to the Company as of the date of this Agreement.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“DTC” has the meaning set forth in Section 4.1(c).

“8-K Filing” has the meaning set forth in Section 4.6.

“Eligible Market” means any of The New York Stock Exchange, The NYSE Amex LLC, The NASDAQ Capital Market or The NASDAQ Global Select Market.

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“Excluded Investors” means the Agent and its Affiliates.

“First Lien Credit Agreement” means that certain Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein.

“First Lien Credit Agreement Amendment” means that certain Amendment No. 1 to the First Lien Credit Agreement in the form attached hereto as Exhibit E.

“GAAP” has the meaning set forth in Section 3.1(h).

“Hazardous Materials” has the meaning set forth in Section 3.1(dd).

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“Indebtedness” has the meaning set forth in Section 3.1(aa).

“Insolvent” has the meaning set forth in Section 3.1(i).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(t).

“Interest Shares” means shares of Common Stock that have been issued or may be issued to pay interest due and payable on under the terms of the Notes.

“Investor” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation and reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Material Permits” has the meaning set forth in Section 3.1(v).

“New PE Holdco” means New PE Holdco LLC, a Delaware limited liability company.

“Non-Public Information” means material, non-public information relating to the Company.

“Notes” has the meaning set forth in the Recitals.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Press Release” has the meaning set forth in Section 4.6.

“Principal Market” means The NASDAQ Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchase and Sale Agreements” means each of the agreements, in the form attached hereto as Exhibit G, between the Company and each applicable holder of membership interests in New PE Holdco set forth on Exhibit K pursuant to which the Company will purchase from such holders the number of membership interest units of New PE Holdco set forth therein (each at a price of $10,000 per unit).

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“Purchased Tranche A-2 Loans” has the meaning set forth in Section 4.7.

“Registrable Securities” has the meaning ascribed to it in the Registration Rights Agreement.

“Regulation D” has the meaning set forth in the Recitals.

“Required Delivery Date” has the meaning set forth in Section 4.1(c).

“Rule 144” and “Rule 424” means Rule 144 and Rule 424, respectively, promulgated by the SEC pursuant to the 1933 Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“Second Lien Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein.

“Second Lien Credit Agreement Amendment” means that certain Amendment No. 1 to the Second Lien Credit Agreement in the form attached hereto as Exhibit F.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” has the meaning set forth in the Recitals.

“Shares” means shares of the Company’s Common Stock.

“Short Sales” has the meaning set forth in Section 3.2(h).

“Subsidiary” means any direct or indirect wholly-owned subsidiary of the Company.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on The NASDAQ Capital Market (or any successor thereto), or (c) if trading ceases to occur on The NASDAQ Capital Market (or any successor thereto), any Business Day.

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“Trading Market” means the Principal Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Notes, the Warrants, the Registration Rights Agreement and the Transfer Agent Instructions.

“Transfer Agent” means American Stock Transfer & Co, LLC, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit H, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Warrants” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

Article II
PURCHASE AND SALE

2.1            Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such Notes and Warrants for the price set forth opposite such Investor’s name on Exhibit A hereto under the applicable headings thereunder. The date and time of the Closing and shall be 10:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of the Company’s Counsel.

2.2            Closing Deliveries.

(a)             At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)              a Note, free and clear of all restrictive and other legends (except as expressly provided for in Section 4.1(b)), dated as of the Closing Date and issued in the name of such Investor (or in the name of its nominee), evidencing the aggregate principal amount of Notes set forth opposite such Investor’s name on Exhibit A hereto under the heading “Notes”, duly executed and delivered by the Company;

(ii)            a Warrant, dated as of the Closing Date and issued in the name of such Investor (or in the name of its nominee), pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Warrant Shares”, duly executed and delivered by the Company;

(iii)          the Registration Rights Agreement, duly executed and delivered by the Company;

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(iv)          if such Investor is a party thereto, the First Lien Credit Agreement Amendment, duly executed and delivered by each party thereto other than such Investor;

(v)            if such Investor is a party thereto, the Second Lien Credit Agreement Amendment, duly executed and delivered by each party thereto other than such Investor;

(vi)          if such Investor is contemplated to be party to a Purchase and Sale Agreement hereunder, a Purchase and Sale Agreement, duly executed and delivered by each party thereto other than any Investor;

(vii)        if such Investor is contemplated to sell Purchased Tranche A-2 Loans in connection herewith, a “Lender Assignment Agreement” as defined in the Second Lien Credit Agreement, duly executed and delivered by each party thereto other than such Investor, together with the purchase price for the applicable assignment thereunder, to effect the assignment of the Purchased Tranche A-2 Loans;

(viii)      a legal opinion of Company Counsel dated as of the Closing Date, in the form of Exhibit I, executed by such counsel and delivered to the Investors and the Agent;

(ix)          duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent;

(x)            a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within ten (10) days of the Closing Date;

(xi)          a copy of the Company’s Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware within thirty (30) days of the Closing Date;

(xii)        a certificate executed by the Secretary of the Company and dated as of the Closing Date, certifying as to (i) the resolutions adopted by the Company’s board of directors approving this Agreement, (ii) the Certificate of Incorporation of the Company and (iii) the Company’s bylaws, as amended, each as in effect at the Closing;

(xiii)      a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying the satisfaction of each of the conditions set forth in Sections 5.1(a) (except as to representations that speak as of a specified date, in which case such representations shall be true and correct as of such specified date) and Section 5.1(b) (except that such certification shall only be required with respect to the Company and not any Investor);

(xiv)       a letter from the Company’s Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date; and

(xv)         approval by each applicable Trading Market of an additional shares listing application covering all of the Registrable Securities.

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(b)           At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i)              the Registration Rights Agreement, duly executed and delivered by such Investor;

(ii)            the First Lien Credit Agreement Amendment, duly executed and delivered by such Investor, if such Investor is contemplated to be a party thereto;

(iii)          the Second Lien Credit Agreement Amendment, duly executed and delivered by such Investor, if such Investor is contemplated to be a party thereto;

(iv)          if applicable, a Purchase and Sale Agreement, duly executed and delivered by such Investor, if such Investor is contemplated to be a party to a Purchase and Sale Agreement;

(v)            if applicable, a “Lender Assignment Agreement” as defined in the Second Lien Credit Agreement, duly executed and delivered by such Investor, to effect the assignment of the Purchased Tranche A-2 Loans (if such Investor is contemplated sell any Purchase Tranche A-2 Loans in connection herewith);

(vi)          the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

Article III
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Agent as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a)             Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)            Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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(c)             Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d)            No Conflicts. Except as set forth on Schedule 3.1(d) hereto, the execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and reservation for issuance of the Warrant Shares) do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the issuance of all Warrant Shares pursuant to the terms of the Warrants and the issuance of an aggregate of up to 3,289,727 Interest Shares pursuant to the terms of the Notes does not require any approval of the stockholders of the Company under the rules and regulations of the Principal Market and does not violate any rule or regulation of the Principal Market.

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(e)             No Consents. Except for the approval the Company’s stockholders to (i) increase the Company’s authorized shares of Common Stock, and (ii) to issue more than 19.99% of the Company’s outstanding shares of Common Stock on the date hereof, which approval, in each case, may be required for the Company to issue more than 3,289,727 Interest Shares under the Notes (and is not otherwise required), neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing of one or more registration statements with the Securities and Exchange Commission in accordance with the requirements of the Registration Rights Agreement, a Form D with the Securities and Exchange Commission, a Listing of Additional Shares with NASDAQ, a Shares Outstanding Change Form with NASDAQ and any filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.

(f)             The Securities. The Securities (including the Warrant Shares and an aggregate of 3,289,727 shares of Common Stock that may be issued as Interest Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (except for rights that have been waived or complied with). The Company has reserved from its duly authorized capital stock 25,000,000 shares of Common Stock issuable upon exercise of the Warrants and, at the Closing, will have reserved from its duly authorized capital stock all 25,630,285 shares of Common Stock issuable upon exercise of the Warrants. Any Interest Shares issued pursuant to the terms of the Notes, when and if issued, will be duly authorized, duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (except for rights that have been waived or complied with). The offer, issuance and sale of the Notes, the Interest Shares, the Warrants and the Warrant Shares to the Investors pursuant to the Agreement, and in the case of the Warrant Shares and Interest Shares, pursuant to the Warrants and Notes, respectively, are exempt from the registration requirements of the 1933 Act.

(g)            Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in Schedule 3.1(g) hereto, the Company did not have outstanding at December 19, 2012 any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on Schedule 3.1(g) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the 1933 Act by reporting persons or in Schedule 3.1(g) hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the 1933 Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

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(h)            SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the 1933 Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the 1933 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by the Company under the 1933 Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the 1933 Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.” There are no unresolved comment letters from the Staff of the SEC. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the 1933 Act and the 1933 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(i)              Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(i), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(aa)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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(j)              Absence of Litigation. Except as set forth on Schedule 3.1(j) hereto, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization (including the Principal Market) or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(k)            Compliance. Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(l)              Title to Assets. Except as set forth on Schedule 3.1(l) hereto, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(m)          No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company acknowledges that is has engaged Lazard Capital Markets LLC as its lead placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(n)            Private Placement. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

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(o)            Listing and Maintenance Requirements. Except as disclosed in Schedule 3.1(o), the Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements. The Company has taken no action designed to delist, or that is reasonably likely to have the effect of delisting, the Common Stock from the Principal Market, and the Company has undertaken commercially reasonable efforts to maintain such listing of its Common Stock. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(p)            Registration Rights. Except as described in Schedule 3.1(p), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

(q)            Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(r)             Disclosure. Except for this Agreement, the Schedules to this Agreement, and information previously disclosed to the Investors in connection with or pursuant to the Credit Agreements or the governing documents of New PE Holdco, the Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors (other than Excluded Investors) or their agents or counsel with any information that constitutes or might constitute Non-Public Information. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting purchases and sales of securities of the Company (other than Excluded Investors). All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(s)             Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors (other than Excluded Investors) is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Investor (other than Excluded Investors) is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor (other than Excluded Investors) or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(t)              Patents and Trademarks. The Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

(u)            Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.

(v)            Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(w)           Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be reported on Form 10-K with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(x)            Internal Accounting Controls. Except as set forth in the Company’s SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)            Sarbanes-Oxley Act. Except as set forth in the Company’s SEC Reports, the Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

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(z)             Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(aa)          Indebtedness. Except as disclosed in the SEC Reports and in Schedule 3.1(aa), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3.1(aa) provides a description of the terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

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(bb)         Employee Relations. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

(cc)          Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(dd)         Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ee)          Subsidiary Rights. Except as set forth in Schedule 3.1(ee), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

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(ff)           Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(gg)         Ranking of Notes. Other than as set forth in Schedule 3.1(gg), no Indebtedness of the Company or any of its Subsidiaries is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

3.2            Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)             Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b)            No Public Sale or Distribution. Such Investor is (i) acquiring the Notes and the Warrants, (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof and (iii) upon issuance of the Interest Shares will acquire the Interest Shares, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

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(c)             Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act.

(d)            Experience of Such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)             Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than Non-Public Information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Investor acknowledges receipt of copies of the SEC Reports.

(f)             No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)            No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

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(h)            Illegal Transactions. No Investor, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding this investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1933 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(i)              Restricted Securities. The Investors understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

(j)              Legends. It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing the Securities may bear the legend set forth in Section 4.1(b).

(k)            No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor understands that the Agent has acted solely as the agent of the Company in this placement of the Securities, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Agent.

(l)              Ownership of Tranche A-2 Term Loans. On the Closing Date, such Investor (or if applicable, its Affiliate) will own, at a minimum, the “Tranche A-2 Term Loans” issued under and as defined in the Second Lien Credit Agreement, as amended to date, in the amount set forth next to such Investor’s (or if applicable, its Affiliate’s) name on Exhibit J hereto.

(m)          Ownership of New PE Holdco Units. On the Closing Date, such Investor (or if applicable, its Affiliate) will own, at a minimum, free and clear of liens, the number of membership interest units of New PE Holdco set forth next to such Investor’s (or if applicable, its Affiliate’s) name on Exhibit K hereto.

(n)            Current Holdings Schedule. As of the date of this Agreement, such Investor (or if applicable, its Affiliate) (i) is a lender holding the loans outstanding under the Credit Agreements set forth next to such Investor’s (or if applicable, its Affiliate’s) name on the Current Holdings Schedule, and (ii) has entered into one or more trade confirmations for the acquisition by such Investor (or if applicable, its Affiliate) of the loans outstanding under the Credit Agreements set forth next to such Investor’s (or if applicable, its Affiliate’s) name on the Current Holdings Schedule, the closing of which is not subject to any conditions other than the payment of the purchase price therefor and conditions that are primarily administrative in nature.

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Article IV
OTHER AGREEMENTS OF THE PARTIES

4.1            Transfer Restrictions.

(a)             The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the 1933 Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b)            The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities; provided however, that no such legend shall be imprinted on any Interest Shares:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(c)             Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities (including the Securities underlying such Securities) are eligible to be sold, assigned or transferred without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (provided that an Investor provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Investor provides the Company with an opinion of counsel to such Investor, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall, at its own expense, no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Investor as may be required above in this Section 4.1(c), as directed by such Investor, either: (A) provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and such Securities are Warrant Shares, credit the aggregate number of shares of Common Stock to which such Investor shall be entitled to such Investor’s or its designee’s balance account with DTC through its Deposit Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to such Investor, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Investor or its designee (the date by which such credit is so required to be made to the balance account of such Investor’s or such Investor’s nominee with DTC or such certificate is required to be delivered to such Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(d)            If the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of such Investor’s or such Investor’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Investor of shares of Common Stock that such Investor anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Investor, the Company shall, within three (3) Trading Days after such Investor’s request and in such Investor’s sole discretion, either (i) pay cash to such Investor in an amount equal to such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Investor’s balance account shall terminate, or (ii) promptly honor its obligation to deliver to such Investor a certificate or certificates or credit such Investor’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number Warrant Shares that the Company was required to deliver to such Investor by the Required Delivery Date times (B) the Closing Price of the Common Stock on the Required Delivery Date.

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(e)             The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledges or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with this Section 4.1(e), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(e).

4.2            Reporting Status. Until the date on which the Investors shall have sold all of the Registrable Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1933 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1933 Act even if the 1933 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Warrant Shares, the Company shall take all actions necessary to maintain its eligibility to register the Warrant Shares for resale by the Investors on Form S-3.

4.3            Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

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4.4            Acknowledgement Regarding Investors’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investors with applicable law, it is understood and acknowledged by the Company (i) that none of the Investors have been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Investor, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor, and counter parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Investors may engage in hedging activities at various times during the period that the Securities are outstanding, (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted and (c) nothing contained herein shall preclude any Investor from having taken or from taking any action in respect of the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions.

4.5            Reservation of Securities. From and after the Closing Date, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue the Warrant Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Warrant Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.6            Securities Laws Disclosure; Publicity. The Company shall, on or before the fourth (4th) Business Day after the execution of this Agreement by all parties hereto, issue a press release (the “Press Release”) reasonably acceptable to the Investors disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1933 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Notes, the form of the Warrants and the form of the Registration Rights Agreement) (including all attachments, the “8-K Filing”). The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, except in compliance with the procedure set forth in Section 14 of the Note, provide any Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express prior written consent of such Investor. In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in the Transaction Documents by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Investor), including without limitation the agreements contained in Section 14 of the Notes, in addition to any other remedy provided herein or in the Transaction Documents, such Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such Non-Public Information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Investor, the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of such Investor in any filing, announcement, release or otherwise; provided however that such Investor’s name may be disclosed by the Company (i) to the extent such disclosure is required in the 8-K Filing or (ii) in the registration statement filed pursuant to and in accordance with the terms of the Registration Rights Agreement.

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4.7            Use of Proceeds. The Company shall use (i) $21,538,595.64 of the gross proceeds from the sale of the Securities to consummate, on the Closing Date, the purchase by the Company from the Investors of an aggregate principal amount of $21,538,595.64 of “Tranche A-2 Term Loans” issued under and as defined in the Second Lien Credit Agreement, as such credit facility may have been or may be amended, restated or otherwise modified from time to time, on the terms, in the amounts and from the applicable Investors set forth on Exhibit J (the “Purchased Tranche A-2 Loans”) and (ii) $653,895.00 of the gross proceeds from the sale of the Securities to consummate, on the Closing Date, the purchase by the Company of an aggregate of 130.77 membership interest units of New PE Holdco pursuant to the Purchase and Sale Agreements in the amounts and from the applicable holders set forth on Exhibit K.

4.8            NASDAQ Ownership Limitations. In no event shall the Company issue any Interest Shares to the Investors pursuant to the terms of the Transaction Documents if the sum of (i) the aggregate number of Interest Shares proposed to be issued by the Company, (ii) any Interest Shares previously issued pursuant to the terms of the Notes, and (iii) the aggregate number Warrant Shares that may be issued pursuant to the exercise of the Warrants at any time exceeds 19.99% of the total number of shares of Common Stock outstanding on the date hereof unless the Company has obtained either (i) stockholder approval for the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Listing Rule 5635(d) or (ii) a waiver from NASDAQ of compliance with Rule 5635(d).

4.9            Current Holdings Schedule. From and after the date of this Agreement and until the Closing Date, each Investor (or if applicable, its Affiliate) agrees that it shall not sell, transfer or assign any of its rights or holdings described in the Current Holdings Schedule (other than as contemplated by this Agreement).

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Article V
CONDITIONS

5.1            Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)             Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)            Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)             Listing. The Common Stock (i) shall be designated for quotation or listed on the Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Trading Market from trading on the Trading Market nor shall suspension by the SEC or the Trading Market have been threatened, as of the Closing Date, either (a) in writing by the SEC or the Trading Market or (b) by falling below the minimum listing maintenance requirements of the Trading Market;

(d)            Consents and Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities (including, without limitation, the approval of the Trading Market);

(e)             No Material Adverse Effect. Between the execution of this Agreement and the Closing, no event or series of events (other than stock price fluctuations) shall have occurred which reasonably would be expected to have or result in a Material Adverse Effect; and

(f)             Closing Documents. Each Investor shall have received each document required to be delivered to it at or prior to the Closing pursuant to Section 2.2(a).

(g)            Concurrent Transactions. The closing of the purchase and sale of the Purchased Tranche A-2 Loans contemplated by Section 4.7 and the closing of the purchase and sale of the membership interest units of New PE Holdco contemplated by Section 4.7 shall, in each case, occur substantially concurrently with the Closing.

(h)            Credit Agreement Amendments. Each of the First Lien Credit Agreement and the Second Lien Credit Agreement Amendment shall be in full force effect prior to the Closing.

(i)              Certain Transactions. All transactions entered by such Investor for the purchase by such Investor of Purchased Tranche A-2 Loans or membership interest units of New PE Holdco, in each case, contemplated hereunder to be sold to the Company shall have been consummated.

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5.2            Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)             Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)            Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing;

(c)             Closing Documents. Receipt by the Company of each document required to be delivered to it at or prior to the Closing pursuant to Section 2.2(b); and

(d)            Consents and Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities (including, without limitation, the approval of the Trading Market).

(e)             Concurrent Transactions. The closing of the purchase and sale of the Purchased Tranche A-2 Loans contemplated by Section 4.7 and the closing of the purchase and sale of the membership interest units of New PE Holdco contemplated by Section 4.7 shall, in each case, occur substantially concurrently with the Closing.

(f)             Credit Agreement Amendments. Each of the First Lien Credit Agreement and the Second Lien Credit Agreement Amendment shall be in full force effect prior to the Closing.

Article VI
MISCELLANEOUS

6.1            Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the twentieth (20th) Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2            Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that, notwithstanding the foregoing, at the Closing, (i) the Company shall reimburse the Investors for reasonable fees and expenses paid by such Investors to counsel for the Investors in the amount equal to $50,000 plus 50% of such fees and expenses over $50,000, and (ii) the Investors shall pay 50% of fees and expenses of their Counsel over $50,000. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.

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6.3            Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4            Indemnification. In consideration of each Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Investor pursuant to Section 4.6, or (iv) the status of such Investor as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, however, that no Investor will be entitled to indemnification hereunder for any Indemnified Liabilities proximately resulting from such Investor’s material breach of applicable laws, rules or regulations, including, without limitation, any breach by such Investor of any federal or state securities laws, rules or regulations with respect to Short Sales or other hedging activities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 6.4 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

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6.5            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.6            Amendments; Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of a majority of the then outstanding Registrable Securities (excluding any Registrable Securities held by the Company or any of its Subsidiaries), provided that any party may give a waiver in writing as to itself. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Investors.

6.7            Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.8            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

6.9            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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6.10         Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONSIDERING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.11         Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

6.12         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.13         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.14         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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6.15         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.16         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.17         Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.18         Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

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6.19         Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Investor confirms that each Investor has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Investor, solely, and not between the Company, its Subsidiaries and the Investors collectively and not between and among the Investors.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ETHANOL, INC.

By: /s/ NEIL M. KOEHLER

      Name: Neil M. Koehler

      Title: President and Chief Executive Officer

Address for Notice:

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Facsimile No.: 916-403-2785

Telephone No.: 916-403-2130

Attn: Christopher W. Wright, Esq.

With a copy to:

Troutman Sanders LLP

5 Park Plaza, Suite 1400

Irvine, CA 92614-2545

Facsimile No.: 949-622-2739

Telephone No.: 949-622-2710

Attn: Larry A. Cerutti

Signature Page to Securities Purchase Agreement

INVESTORS:

CWD OC 522 MASTER FUND LTD.

By: Candlewood Investment Group, as investment manager

By: /s/ David Koenig

Name: David Koenig

Title: Authorized Signatory

Address for Notices:

CWD OC 522 Master Fund Ltd.

c/o Candlewood Investment Group

777 Third Ave, Suite 19B, NY NY 10017

Attention: Peter Dowling

Phone: 212-439-4489

Fax: 646-380-3565

Email: Loans@candlewoodgroup.com

CANDLEWOOD SPECIAL SITUATIONS MASTER FUND, LTD.

By: Candlewood Investment Group, as investment manager

By: /s/ David Koenig

Name: David Koenig

Title: Authorized Signatory

Address for Notices:

Candlewood Special Situations Master Fund, Ltd.

c/o Candlewood Investment Group

777 Third Ave, Suite 19B, NY NY 10017

Attention: Peter Dowling

Phone: 212-439-4489

Fax: 646-380-3565

Email: Loans@candlewoodgroup.com

Signature Page to Securities Purchase Agreement

Credit Suisse Loan Funding LLC

By: /s/ Robert Healey

Name: Robert Healey

Title: Authorized Signatory

By: /s/ Robert Franz

Name: Robert Franz

Title: Managing Director

Address for Notices:

Credit Suisse Loan Funding LLC

Eleven Madison Avenue, 5th Floor

Attn: Jonothan Satran

New York, NY 10010-3629

Phone: (212) 325 9922

Fax: (212) 538 8119

Email: jonathan.satran@credit-suisse.com

Signature Page to Securities Purchase Agreement

CCVF PacEth LLC

By: Credit Value Partners LP, as investment manager

By: /s/ Michael Geroux

Name: Michael Geroux

Title: Partner

Address for Notices:

Operations Notices:

Email: creditvaluenotices@cvp7.com

Fax: 646-380-3563

Credit Contact:

Name: Ryan Eckert

E-mail: reckert@cvp7.com

Phone: (212) 493-4465

CANDLEWOOD CREDIT VALUE FUND II, LP

By: Credit Value Partners LP, as investment manager

By: /s/ Michael Geroux

Name: Michael Geroux

Title: Partner

Address for Notices:

Operations Notices:

Email: creditvaluenotices@cvp7.com

Fax: 646-380-3563

Credit Contact:

Name: Ryan Eckert

E-mail: reckert@cvp7.com

Phone: (212) 493-4465

Signature Page to Securities Purchase Agreement

SCHEDULE 3.1(a)
to Securities Purchase Agreement

Subsidiaries

1.    Kinergy Marketing LLC

2.    Pacific Ethanol Management Services Corp.

3.    Pacific Ethanol Development, LLC*

4.    Pacific Ag Products, LLC

SCHEDULE 3.1(d)
to Securities Purchase Agreement

Conflicts

1.	The Company is obligated to pay, and after January 1, 2014 may be compelled to pay, an aggregate amount of $6,583,000 of accrued and unpaid dividends on the Company’s Series B Cumulative Convertible Preferred Stock.

2.	The Company has various reporting obligations under the Credit Agreements and the governing documents of New PE Holdco under which the Company is obligated to deliver to the Investors Non-Public Information that the Company does not disclose in its filings under the Exchange Act.

SCHEDULE 3.1(g)
to Securities Purchase Agreement

Capitalization

Preferred stock, $0.001 par value; 10,000,000 shares authorized; Series A Convertible Preferred Stock: 1,684,375 shares authorized; 0 shares outstanding; Company’s Series B Cumulative Convertible Preferred Stock: 1,580,790 shares authorized; 926,942 shares issued and outstanding. The Certificate of Designations that governs the Company’s Series B Cumulative Convertible Preferred Stock contain certain anti-dilution protection provisions.

Common Stock, $0.001 par value; 300,000,000 shares authorized; 144,672,406 shares issued and outstanding.

Warrants: warrants to purchase up to 75,589,674 shares of Common Stock. Of this amount, warrants to purchase 252,101 shares of Common Stock contain “full ratchet” anti-dilution protection provisions and 74,406,250 shares of Common Stock contain “weighted-average” anti-dilution protection provisions

Options: options to purchase up to 194,774 shares of Common Stock are outstanding.

The following Persons beneficially own more in excess of 5% of the outstanding shares of Common Stock: Neil M. Koehler, Heights Capital Management, Inc., Capital Ventures International, The Goldman Sachs Group, Inc. and Lyles United, LLC.

SCHEDULE 3.1(j)
to Securities Purchase Agreement

Absence of Litigation

1.	The Company received a letter from The NASDAQ Stock Market on June 6, 2012, indicating that the bid price of the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing. The Company was provided an initial period of 180 calendar days, or until December 3, 2012, in which to regain compliance. The Company was then provided an additional period of 180 calendar days, or until June 3, 2013, in which to regain compliance.

SCHEDULE 3.1(l)
to Securities Purchase Agreement

Title to Assets

1.	The obligations of Kinergy Marketing LLC and Pacific Ag. Products, LLC under the Amended and Restated Loan and Security Agreement (the “Kinergy Credit Facility”), dated May 4, 2012, by and among Kinergy Marketing LLC and Pacific Ag. Products, LLC, as Borrowers, and Wells Fargo Capital Finance, LLC, as Agent, are secured by a continuing first priority security interest in all personal and real property and fixtures, and interests in property and fixtures, of Kinergy Marketing LLC and Pacific Ag. Products, LLC. The Kinergy Credit Facility is guaranteed by the Company.

SCHEDULE 3.1(o)
to Securities Purchase Agreement

1.	The Company received a letter from The NASDAQ Stock Market on June 6, 2012, indicating that the bid price of the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing. The Company was provided an initial period of 180 calendar days, or until December 3, 2012, in which to regain compliance. The Company was then provided an additional period of 180 calendar days, or until June 3, 2013, in which to regain compliance.

SCHEDULE 3.1 (p)
to Securities Purchase Agreement

Registration Rights

1.	The Company has certain demand and piggy-back registration right obligations under the Registration Rights Agreement dated as of March 27, 2008 by and among the Company and Lyles United, LLC.

SCHEDULE 3.1(aa)
to Securities Purchase Agreement

Indebtedness

Indebtedness and Other Contracts

1.	The Kinergy Credit Facility, is a revolving credit facility under which the Borrowers’ borrowing capacity is capped at $30,000,000 with an accordion for an additional $10,000,000.

2.	Promissory Note in the principal amount of $1,000,000 dated March 29, 2009 in favor of Neil M. Koehler, as amended. $750,000 remains outstanding on said note.

3.	Agricredit Acceptance LLC Lease Agreement between Pacific Ag. Products, LLC and Kirby Manufacturing, Inc. dated September 17, 2008. Pacific Ag. Products, LLC’s liability under the Lease is approximately $30,000.

4.	Accrued and unpaid dividends on the Company’s Series B Cumulative Convertible Preferred Stock in the aggregate amount of $6,583,000.

5.	Commercial Insurance Premium Finance And Security Agreement between the Company and BankDirect Capital Finance, a division of Texas Capital Bank, N.A dated October 31, 2012. The Company’s liability under the Agreement is approximately $69,000.

6.	Premium Finance Agreement- Promissory Note between the Company and AFCO Acceptance Corporation dated October 29, 2012. The Company’s liability under the Note is approximately $367,000.

SCHEDULE 3.1(ee)
to Securities Purchase Agreement

Subsidiary Rights

The Company is limited to the amount of dividends it may receive from its wholly-owned subsidiary, Kinergy Marketing LLC, under the terms of the Kinergy Credit Facility. Kinergy Marting LLC is limited to the amount of dividends it may receive from its wholly-owned subsidiary, Pacific Ag Products, LLC, under the terms of the Kinergy Credit Facility.

SCHEDULE 3.1(gg)
to Securities Purchase Agreement

Ranking of Notes

1.	The obligations of Kinergy Marketing LLC and Pacific Ag. Products, LLC under the Kinergy Credit Facility are secured by a continuing first priority security interest in all personal and real property and fixtures, and interests in property and fixtures, of Kinergy Marketing LLC and Pacific Ag. Products, LLC. The Kinergy Credit Facility is guaranteed by the Company.

Exhibit A

Schedule of Investors

Investor	Aggregate Principal Amount of Notes	Purchase Price of Notes	Warrant Shares	Purchase Price of Warrants	Total Purchase Price
CWD OC 522 Master Fund Ltd.	$3,508,296.05	$3,252,190.44	4,051,739	$256,105.61	$3,508,296.05
Candlewood Special Situations Master Fund, Ltd.	$7,050,551.95	$6,535,861.65	8,142,697	$514,690.29	$7,050,551.95
Credit Suisse Loan Funding LLC	$11,579,547.64	$10,734,240.66	13,373,066	$845,306.98	$11,579,547.64
CCVF PacEth LLC	$27,045.00	$25,070.72	31,389	$1,974.29	$27,045.00
Candlewood Credit Value Fund II, LP	$27,050.00	$25,075.35	31,395	$1,974.65	$27,050.00
Total	$22,192,490.64	$20,572,438.82	25,630,286	$1,620,051.82	$22,192,490.64

Exhibit B

Form of Note

[See Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 19, 2012.]

Exhibit C

Form of Warrant

[See Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 19, 2012.]

Exhibit D

Form of Registration Rights Agreement

[See Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 19, 2012.]

Exhibit E

Form of First Lien Credit Agreement Amendment

[Attached]

EXHIBIT E TO SECURITIES PURCHASE AGREEMENT

FORM OF

FIRST AMENDMENT TO

CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of _____________, 20__, is entered into by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company (“Pacific Holding”), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company (“Madera”), PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company (“Boardman”), PACIFIC ETHANOL STOCKTON LLC, a Delaware limited liability company (“Stockton”), and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, the “Borrowers”), Pacific Holding, as Borrowers’ Agent, New PE Holdco LLC, a Delaware limited liability company, as Pledgor (the “Pledgor”), each of the Lenders, WELLS FARGO BANK, N.A., as administrative agent for the Lenders (“Administrative Agent”), WELLS FARGO BANK, N.A., as collateral agent for the Senior Secured Parties (“Collateral Agent”) and AMARILLO NATIONAL BANK, as accounts bank (“Accounts Bank”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrowers, Borrowers’ Agent, Pledgor, the Lenders party thereto, Administrative Agent, Collateral Agent, Accounts Bank and Credit Suisse Loan Funding LLC, as syndication agent, entered into that certain Credit Agreement dated as of October 29, 2012 (the “Credit Agreement”);

WHEREAS, Borrowers and Borrowers’ Agent have requested, and the Lenders, Administrative Agent, Collateral Agent and Accounts Bank have agreed to, certain amendments to the Credit Agreement upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, the parties hereto agree that upon the occurrence of the Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

SECTION 1.	Amendments to Credit Agreement. The Credit Agreement is hereby amended to delete the definition of “Maturity Date” in the Credit Agreement in its entirety and replaced such definition with the following:

“Maturity Date” means June 25, 2015 or such later date on or prior to June 25, 2016, as may be agreed to in any Maturity Date Extension.

SECTION 2.	Consent to Amendment of Senior Credit Agreement. Each Lender hereby consents to the execution and delivery by each party thereto of the First Amendment to Second Amended and Restated Credit Agreement of even date herewith and substantially in the form attached hereto as Exhibit A (the “Junior Credit Agreement Amendment”).

SECTION 3.	Payment of Costs and Fees. Each Borrower (i) reaffirms its obligations under Section 11.07 of the Credit Agreement and (ii) without limiting the provisions set forth in Section 11.07 of the Credit Agreement, acknowledges, consents and agrees that it shall promptly pay, upon receipt of invoices therefor, to the Administrative Agent and each Lender all reasonable out-of-pocket costs, fees, expenses and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment incurred by or on behalf of such Persons, including, without limitation, the reasonable fees and disbursements of Sidley Austin LLP, counsel to certain Lenders.

SECTION 4.	Acknowledgements.

4.1.	Reaffirmation of Obligations. Each Loan Party hereby (a) hereby reaffirms, acknowledges, confirms and agrees to its respective guarantees, pledges and grants of security interests and other commitments and Obligations under the Financing Documents and (b) confirms and agrees that the Financing Documents and all guarantees, pledges and grants of security interests and other commitments and Obligations thereunder shall continue to be in full force and effect following the effectiveness of the Amendment. All Obligations under the Credit Agreement and the other Financing Documents owing by the Loan Parties to the Administrative Agent, the Collateral Agent, the Accounts Bank and each Lender, as the case may be, are unconditionally owing by the Borrower to the Administrative Agent, the Collateral Agent and each Lender, as the case may be, without offset, defense or counterclaim of any kind, nature or description whatsoever.

4.2.	Acknowledgement of Security Interests. Each Loan Party hereby acknowledges, confirms and agrees that the Collateral Agent, for itself and the benefit of Senior Secured Parties, has and shall continue to have valid, enforceable and perfected first-priority liens (subject only to Permitted Liens) upon and security interests in the Collateral granted to the Collateral Agent, for itself and the benefit of Senior Secured Parties, pursuant to the Financing Documents.

4.3.	Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (i) each of the Financing Documents to which it is a party has been duly executed and delivered to the Administrative Agent, the Collateral Agent, the Accounts Bank and the Lenders thereto by it, and each is in full force and effect as of the Effective Date, (ii) the agreements and obligations of such Loan Party contained in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), in each of the other Financing Documents and in this Amendment constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, and such Loan Party has no valid defense to the enforcement of the obligations under the Amended Credit Agreement or the other Financing Documents, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws limiting creditors rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) the Administrative Agent, the Collateral Agent, the Accounts Bank and each Lender are and shall be entitled to the rights, remedies and benefits provided for in the Financing Documents and under applicable law or at equity.

SECTION 5.	Representations and Warranties of Loan Parties. Each of the Loan Parties hereby represents and warrants in favor of the Administrative Agent, the Collateral Agent, the Accounts Bank and each Lender as follows:

5.1.	The execution, delivery and performance by such Loan Party of this Amendment and the performance of the Amended Credit Agreement are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party.

5.2.	This Amendment has been duly executed and delivered by such Loan Party and each of this Amendment, the Amended Credit Agreement and the other Financing Documents constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws limiting creditors rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	The execution, delivery or performance of this Amendment by such Loan Party (i) does not require any consent or approval of, registration of filing with, or any other action by, any Person (including, without limitation, any Governmental Authority) except (A) such as have been obtained or made and are in full force and effect and (B) filings necessary to perfect Liens created by the Financing Documents, (ii) will not violate the organizational or governing documents of any Loan Party and (iii) will not violate any applicable Law or any Contractual Obligation applicable to or binding upon such Loan Party or any of their respective properties or assets.

5.4.	No event has occurred or is continuing, that would constitute a Default or an Event of Default under the Credit Agreement, the Amended Credit Agreement or any other Financing Document.

5.5.	As of the Effective Date no litigation by, investigation known to such Loan Party by, or proceeding of, any Governmental Authority is pending or, to the knowledge of such Loan Party, has been threatened against such Loan Party which (i) challenges such Loan Party’s right, power, or competence to enter into this Amendment or perform any of its obligations under this Amendment, the Amended Credit Agreement or any other the Financing Documents or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Financing Document or any action taken under this Amendment, the Amended Credit Agreement or any other Financing Document or (ii) is reasonably likely, if adversely decided, to have a Material Adverse Effect.

5.6.	After giving effect to this Amendment, the representations and warranties of such Loan Party contained in the Amended Credit Agreement and the other Financing Documents are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

SECTION 6.	Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the first date on or prior to January 15, 2013 on which each of the following conditions has been satisfied (or waived in writing by the Lenders) (the “Amendment Effective Date”):

6.1.	Amendment. The Administrative Agent shall have received duly executed counterparts of this Amendment from each Loan Party, each of the Lenders, the Collateral Agent, the Administrative Agent and the Accounts Bank.

6.2.	Junior Credit Agreement Amendment. The substantially concurrent occurrence of the “Amendment Effective Date” as defined in the Junior Credit Agreement Amendment.

6.3.	Closing under Securities Purchase Agreement. All conditions precedent to the “Closing” as defined in the Securities Purchase Agreement, dated as of December 19, 2012 by and among Pacific Ethanol and the investors party thereto, have been satisfied (other than the occurrence of the “Amendment Effective Date” as defined in each of this Amendment and in the Junior Credit Agreement Amendment).

6.4.	Costs and Expenses. The Borrowers shall have paid all fees, costs and expenses incurred in connection with this Amendment and any other Financing Documents that have been invoiced and are required to be paid hereunder or under the Credit Agreement (including, without limitation, reasonable legal fees and expenses of the Administrative Agent and each Lender).

6.5.	Representations and Warranties. The representations and warranties made or deemed made by the Loan Parties under this Amendment shall be true and correct (subject to the materiality qualifiers set forth in such representations and warranties) as of the Amendment Effective Date.

6.6.	Customary Closing Documents. The Lenders and the Administrative Agent shall have received such officer’s certificates, secretary’s certificates, resolutions, lien searches and other customary deliverables as they shall request.

Upon satisfaction of the foregoing closing conditions, at the request of Borrowers’ Agent, Administrative Agent and Lenders shall promptly provide written confirmation to Borrowers’ Agent of such satisfaction (each as to itself) and identify the Amendment Effective Date.

SECTION 7.	Effect on the Financing Documents.

7.1.	Except for the Administrative Agent’s, the Collateral Agent’s, the Accounts Bank’s and the Lenders’ agreement expressly set forth in Section 1, the Credit Agreement and each of the other Financing Documents shall be and remain unchanged and in full force and effect in accordance with their respective terms, are hereby ratified and confirmed in all respects and the Administrative Agent, the Collateral Agent, the Accounts Bank and each Lender expressly reserves the right to require strict compliance with the terms of the Credit Agreement (and, following the Amendment Effective Date, the Amended Credit Agreement) and the other Financing Documents. The execution, delivery, and performance of this Amendment shall not operate as a modification or waiver of any right, power, or remedy of any Agent or any Lender under the Credit Agreement (and, following the Amendment Effective Date, the Amended Credit Agreement) or any other Financing Document and no such action shall be construed as (i) a waiver or forbearance of any of the Administrative Agent’s, the Collateral Agent’s, the Accounts Bank’s or the Lenders’ rights, remedies, and powers against the Borrowers, any other Loan Party or the Collateral (including, without limitation, the right to terminate without notice the making of Revolving Loans) or (ii) a waiver of any Default or Event of Default. Notwithstanding any provision of this Amendment, nothing herein shall adversely affect the rights, remedies, duties, liabilities, obligations and/or responsibilities of any Lender that has not consented to the terms hereof to the extent such consent may be required pursuant to the Credit Agreement, including Section 11.01 thereof.

7.2.	Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Financing Documents to “the Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

7.3.	To the extent that any terms and conditions in any of the Financing Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby (except to the extent that such contradiction or conflict is expressly permitted by this Amendment).

SECTION 8.	Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of law principles that would require the application of laws of another jurisdiction.

SECTION 9.	Financing Document. This Amendment shall be deemed to be a Financing Document for all purposes.

SECTION 10.	RELEASE BY LOAN PARTIES. As of the Effective Date, each Loan Party hereby waives, releases, remises and forever discharges the Administrative Agent, the Collateral Agent, the Accounts Bank, each Lender, each of the other Senior Secured Parties, each of their respective Affiliates and each of the officers, directors, employees, and professionals of each Lender, the Administrative Agent, the Collateral Agent, the Accounts Bank and each of the other Senior Secured Parties and their respective Affiliates (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world or now has or that any of the Loan Parties’ respective successors and assigns hereafter can or may have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Financing Document, or to any acts or omissions of any such Releasee relating to the Credit Agreement or any other Financing Document in each case, pertaining to facts, events or circumstances existing on or prior to the date hereof except for the duties and obligations expressly set forth in this Amendment, the Credit Agreement and the other Financing Documents (as modified by the provisions hereof). As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and waives the benefits of each provision of applicable federal or state law (including, without limitation, the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto. Each Loan Party understands that the facts which they believe to be true at the time of making the release provided for herein may later turn out to be different than they now believe, and that information which is not now known or suspected may later be discovered. Each Loan Party accepts this possibility, and each Loan Party assumes the risk of the facts being different and new information being discovered; and each Loan Party further agrees that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information.

SECTION 11.	Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

SECTION 12.	Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the day and year first written above.

PACIFIC ETHANOL HOLDING CO. LLC, as a Borrower and as Borrowers’ Agent

By:
Name:
Title:

PACIFIC ETHANOL MADERA LLC, as a Borrower

By:
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC, as a Borrower

By:
Name:
Title:

PACIFIC ETHANOL STOCKTON LLC, as a Borrower

By:
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC, as a Borrower

By:
Name:
Title:

NEW PE HOLDCO, LLC, as Pledgor

By:
Name:
Title:

AMARILLO NATIONAL BANK, as Accounts Bank

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

[__________], as a Lender

By:
Name:
Title:

EXHIBIT A

Junior Credit Agreement Amendment

[See Exhibit F to the Securities Purchase Agreement filed as Exhibit 10.1 to the current report on Form 8-K filed on December 19, 2012]

Exhibit F

Form of Second Lien Credit Agreement Amendment

[Attached]

EXHIBIT F TO SECURITIES PURCHASE AGREEMENT

FORM OF

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of _____________, 20__, is entered into by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company (“Pacific Holding”), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company (“Madera”), PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company (“Boardman”), PACIFIC ETHANOL STOCKTON LLC, a Delaware limited liability company (“Stockton”), and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, the “Borrowers”), Pacific Holding, as Borrowers’ Agent, New PE Holdco LLC, a Delaware limited liability company, as Pledgor (the “Pledgor”), each of the Lenders whose signatures appear on the signature pages to this Amendment (individually, each a “Consenting Lender” and collectively, the “Consenting Lenders”), WELLS FARGO BANK, N.A., as administrative agent for the Lenders (“Administrative Agent”), WELLS FARGO BANK, N.A., as collateral agent for the Senior Secured Parties (“Collateral Agent”) and AMARILLO NATIONAL BANK, as accounts bank (“Accounts Bank”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrowers, Borrowers’ Agent, the Pledgor, the Lenders party thereto, Administrative Agent, Collateral Agent and Accounts Bank entered into that certain Second Amended and Restated Credit Agreement dated as of October 29, 2012 (the “Credit Agreement”);

WHEREAS, Borrowers and Borrowers’ Agent have requested, and the Required Lenders, Administrative Agent, Collateral Agent and Accounts Bank have agreed to, certain amendments to the Credit Agreement upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, the parties hereto agree that upon the occurrence of the Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

SECTION 1.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as of the Amendment Effective Date as follows:

1.1.	Section 11.03(j)(v) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(v) notwithstanding any provision of this Agreement to the contrary, following (A) the purchase of any Loan or Commitment by an Affiliated Lender and (B) the payment and performance in full of all obligations under all PEI Senior Unsecured Notes, such Affiliated Lender may (but, except as otherwise provided in the foregoing clause (iv), shall not be obligated to) cancel such Loan and/or terminate such Commitment via contribution to the capital of one or more Borrowers or otherwise and such Loans and/or Commitments shall be deemed to be no longer outstanding or available under any provision of the Financing Documents.

1.2.	The following new defined terms are hereby added to Exhibit A of the Credit Agreement in the appropriate alphabetical order as follows:

“Designated Tranche A-2 Term Loans” means each Tranche A-2 Term Loan held by a Designated Tranche A-2 Lender.”

“Designated Tranche A-2 Lender” means (a) Candlewood Special Situations Master Fund, Ltd., CWD OC 522 Master Fund Ltd. and Credit Suisse Loan Funding LLC, (b) any Affiliated Lender or (c) any assignee of any Lender described in the foregoing clauses (a) and (b).

“PEI Senior Unsecured Notes” means those certain senior unsecured notes to be issued by Pacific Ethanol pursuant to the Securities Purchase Agreement dated as of December 19, 2012 by and among Pacific Ethanol and the investors party thereto.

1.3.	The definition of “Maturity Date” in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means (a) with respect to the Extended Loans and the Designated Tranche A-2 Term Loans, June 30, 2016, and (b) with respect to all other Loans, the Original Maturity Date.

SECTION 2.	Consent to Amendment of Senior Credit Agreement. The Consenting Lenders hereby consent to the execution and delivery by each party thereto of the First Amendment to Credit Agreement of even date herewith and substantially in the form attached hereto as Exhibit A (the “Senior Credit Agreement Amendment”).

SECTION 3.	Payment of Costs and Fees. Each Borrower (i) reaffirms its obligations under Section 11.07 of the Credit Agreement and (ii) without limiting the provisions set forth in Section 11.07 of the Credit Agreement, acknowledges, consents and agrees that it shall promptly pay, upon receipt of invoices therefor, to the Administrative Agent and each Consenting Lender all reasonable out-of-pocket costs, fees, expenses and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment incurred by or on behalf of such Persons, including, without limitation, the reasonable fees and disbursements of Sidley Austin LLP, counsel to certain Consenting Lenders.

SECTION 4.	Acknowledgements.

4.1.	Reaffirmation of Obligations. Each Loan Party hereby (a) hereby reaffirms, acknowledges, confirms and agrees to its respective guarantees, pledges and grants of security interests and other commitments and Obligations under the Financing Documents and (b) confirms and agrees that the Financing Documents and all guarantees, pledges and grants of security interests and other commitments and Obligations thereunder shall continue to be in full force and effect following the effectiveness of the Amendment. All Obligations under the Credit Agreement and the other Financing Documents owing by the Loan Parties to the Administrative Agent, the Collateral Agent, the Accounts Bank and each Lender, as the case may be, are unconditionally owing by the Borrower to the Administrative Agent, the Collateral Agent and each Lender, as the case may be, without offset, defense or counterclaim of any kind, nature or description whatsoever.

4.2.	Acknowledgement of Security Interests. Each Loan Party hereby acknowledges, confirms and agrees that the Collateral Agent, for itself and the benefit of Senior Secured Parties, has and shall continue to have valid, enforceable and perfected first-priority liens (subject only to Permitted Liens) upon and security interests in the Collateral granted to the Collateral Agent, for itself and the benefit of Senior Secured Parties, pursuant to the Financing Documents.

4.3.	Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (i) each of the Financing Documents to which it is a party has been duly executed and delivered to the Administrative Agent, the Collateral Agent, the Accounts Bank and the Lenders thereto by it, and each is in full force and effect as of the Effective Date, (ii) the agreements and obligations of such Loan Party contained in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), in each of the other Financing Documents and in this Amendment constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, and such Loan Party has no valid defense to the enforcement of the obligations under the Amended Credit Agreement or the other Financing Documents, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws limiting creditors rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) the Administrative Agent, the Collateral Agent, the Accounts Bank and each Lender are and shall be entitled to the rights, remedies and benefits provided for in the Financing Documents and under applicable law or at equity.

SECTION 5.	Representations and Warranties of Loan Parties. Each of the Loan Parties hereby represents and warrants in favor of the Administrative Agent, the Collateral Agent, the Accounts Bank and each Lender as follows:

5.1.	The execution, delivery and performance by such Loan Party of this Amendment and the performance of the Amended Credit Agreement are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party.

5.2.	This Amendment has been duly executed and delivered by such Loan Party and each of this Amendment, the Amended Credit Agreement and the other Financing Documents constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws limiting creditors rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	The execution, delivery or performance of this Amendment by such Loan Party (i) does not require any consent or approval of, registration of filing with, or any other action by, any Person (including, without limitation, any Governmental Authority) except (A) such as have been obtained or made and are in full force and effect and (B) filings necessary to perfect Liens created by the Financing Documents, (ii) will not violate the organizational or governing documents of any Loan Party and (iii) will not violate any applicable Law or any Contractual Obligation applicable to or binding upon such Loan Party or any of their respective properties or assets.

5.4.	No event has occurred or is continuing, that would constitute a Default or an Event of Default under the Credit Agreement, the Amended Credit Agreement or any other Financing Document.

5.5.	As of the Effective Date no litigation by, investigation known to such Loan Party by, or proceeding of, any Governmental Authority is pending or, to the knowledge of such Loan Party, has been threatened against such Loan Party which (i) challenges such Loan Party’s right, power, or competence to enter into this Amendment or perform any of its obligations under this Amendment, the Amended Credit Agreement or any other the Financing Documents or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Financing Document or any action taken under this Amendment, the Amended Credit Agreement or any other Financing Document or (ii) is reasonably likely, if adversely decided, to have a Material Adverse Effect.

5.6.	After giving effect to this Amendment, the representations and warranties of such Loan Party contained in the Amended Credit Agreement and the other Financing Documents are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

SECTION 6.	Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the first date on or prior to January 15, 2013 on which each of the following conditions has been satisfied (or waived in writing by the Required Lenders) (the “Amendment Effective Date”):

6.1.	Amendment. The Administrative Agent shall have received duly executed counterparts of this Amendment from each Loan Party, the Required Lenders, the Collateral Agent, the Administrative Agent and the Accounts Bank.

6.2.	Senior Credit Agreement Amendment. The substantially concurrent occurrence of the “Amendment Effective Date” as defined in the Senior Credit Agreement Amendment.

6.3.	Closing under Securities Purchase Agreement. All conditions precedent to the “Closing” as defined in the Securities Purchase Agreement, dated as of December 19, 2012 by and among Pacific Ethanol and the investors party thereto, have been satisfied (other than the occurrence of the “Amendment Effective Date” as defined in each of this Amendment and in the Senior Credit Agreement Amendment).

6.4.	Costs and Expenses. The Borrowers shall have paid all fees, costs and expenses incurred in connection with this Amendment and any other Financing Documents that have been invoiced and are required to be paid hereunder or under the Credit Agreement (including, without limitation, reasonable legal fees and expenses of the Administrative Agent and each Consenting Lender).

6.5.	Representations and Warranties. The representations and warranties made or deemed made by the Loan Parties under this Amendment shall be true and correct (subject to the materiality qualifiers set forth in such representations and warranties) as of the Amendment Effective Date.

6.6.	Customary Closing Documents. The Consenting Lenders and the Administrative Agent shall have received such officer’s certificates, secretary’s certificates, resolutions, lien searches and other customary deliverables as they shall request.

Upon satisfaction of the foregoing closing conditions, at the request of Borrowers’ Agent, Administrative Agent and Consenting Lenders shall promptly provide written confirmation to Borrowers’ Agent of such satisfaction (each as to itself) and identify the Amendment Effective Date.

SECTION 7.	Effect on the Financing Documents.

7.1.	Except for the Administrative Agent’s, the Collateral Agent’s, the Accounts Bank’s and the Consenting Lenders’ agreement expressly set forth in Section 1, the Credit Agreement and each of the other Financing Documents shall be and remain unchanged and in full force and effect in accordance with their respective terms, are hereby ratified and confirmed in all respects and the Administrative Agent, the Collateral Agent, the Accounts Bank and each Lender expressly reserves the right to require strict compliance with the terms of the Credit Agreement (and, following the Amendment Effective Date, the Amended Credit Agreement) and the other Financing Documents. The execution, delivery, and performance of this Amendment shall not operate as a modification or waiver of any right, power, or remedy of any Agent or any Lender under the Credit Agreement (and, following the Amendment Effective Date, the Amended Credit Agreement) or any other Financing Document and no such action shall be construed as (i) a waiver or forbearance of any of the Administrative Agent’s, the Collateral Agent’s, the Accounts Bank’s or the Lenders’ rights, remedies, and powers against the Borrowers, any other Loan Party or the Collateral (including, without limitation, the right to terminate without notice the making of Revolving Loans) or (ii) a waiver of any Default or Event of Default. Notwithstanding any provision of this Amendment, nothing herein shall adversely affect the rights, remedies, duties, liabilities, obligations and/or responsibilities of any Lender that has not consented to the terms hereof to the extent such consent may be required pursuant to the Credit Agreement, including Section 11.01 thereof.

7.2.	Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Financing Documents to “the Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

7.3.	To the extent that any terms and conditions in any of the Financing Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby (except to the extent that such contradiction or conflict is expressly permitted by this Amendment).

SECTION 8.	Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of law principles that would require the application of laws of another jurisdiction.

SECTION 9.	Financing Document. This Amendment shall be deemed to be a Financing Document for all purposes.

SECTION 10.	RELEASE BY LOAN PARTIES. As of the Effective Date, each Loan Party hereby waives, releases, remises and forever discharges the Administrative Agent, the Collateral Agent, the Accounts Bank, each Lender, each of the other Senior Secured Parties, each of their respective Affiliates and each of the officers, directors, employees, and professionals of each Lender, the Administrative Agent, the Collateral Agent, the Accounts Bank and each of the other Senior Secured Parties and their respective Affiliates (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world or now has or that any of the Loan Parties’ respective successors and assigns hereafter can or may have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Financing Document, or to any acts or omissions of any such Releasee relating to the Credit Agreement or any other Financing Document in each case, pertaining to facts, events or circumstances existing on or prior to the date hereof except for the duties and obligations expressly set forth in this Amendment, the Credit Agreement and the other Financing Documents (as modified by the provisions hereof). As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and waives the benefits of each provision of applicable federal or state law (including, without limitation, the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto. Each Loan Party understands that the facts which they believe to be true at the time of making the release provided for herein may later turn out to be different than they now believe, and that information which is not now known or suspected may later be discovered. Each Loan Party accepts this possibility, and each Loan Party assumes the risk of the facts being different and new information being discovered; and each Loan Party further agrees that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information.

SECTION 11.	Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

SECTION 12.	Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the day and year first written above.

PACIFIC ETHANOL HOLDING CO. LLC, as a Borrower and as Borrowers’ Agent

By:
Name:
Title:

PACIFIC ETHANOL MADERA LLC, as a Borrower

By:
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC, as a Borrower

By:
Name:
Title:

PACIFIC ETHANOL STOCKTON LLC, as a Borrower

By:
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC, as a Borrower

By:
Name:
Title:

NEW PE HOLDCO, LLC, as Pledgor

By:
Name:
Title:

AMARILLO NATIONAL BANK, as Accounts Bank

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

[__________], as a Lender

By:
Name:
Title:

EXHIBIT A

Senior Credit Agreement Amendment

[See Exhibit E to the Securities Purchase Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 19, 2012]

Exhibit G

Form of Purchase and Sale Agreement

[See Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on December 19, 2012.]

Exhibit H

COMPANY TRANSFER AGENT INSTRUCTIONS

American Stock Transfer & Co., LLC
____________________________
____________________________

Attention:

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of December 19, 2012 (the “Agreement”), by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and the investors named on the schedule of investors attached thereto as Exhibit A (collectively, the “Holders”), pursuant to which the Company is issuing Notes (the “Notes”), and Warrants (the “Warrants”), which are exercisable into shares of Common Stock. Additionally, the Notes are entitled to interest, which, at the option of the Company and subject to certain conditions, may be paid in shares of Common Stock that have been registered for resale (the “Interest Shares”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to issue shares of Common Stock upon transfer or resale of the Interest Shares (if any); and

(ii) to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Warrant Shares or the Interest Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and that resales of the Warrant Shares or the Interest Shares may be made thereunder, or (ii) sales of the Warrant Shares or the Interest Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) notice from legal counsel to the Company or any Holder that a transfer of Warrant Shares or Interest Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) business days of your receipt of the notice referred to in (c), you shall issue the certificates representing the Warrant Shares or Interest Shares so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Warrant Shares or Interest Shares thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation (to be used in connection with any sale) from the Company’s outside legal counsel that a registration statement covering resales of the Warrant Shares or Interest Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (916) 403-2130.

Very truly yours,

PACIFIC ETHANOL, INC.

By: _____________________________

      Name: _______________________

      Title: ________________________

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this _____ day of _________, 20__

AMERICAN STOCK TRANSFER & CO., INC.

By: ____________________________
Name: ______________________
Title: _______________________

Exhibit I

Opinion of Company Counsel

Capitalized terms not defined herein shall have the meaning given them in the Agreement.

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, as such properties and business are known to us.

2.	The Company has the requisite corporate power and authority to execute, deliver, and perform its obligations under the Agreement. The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of each of its obligations thereunder at the Closing have been duly authorized by all necessary corporate action on the part of the Company and no further consent or authorization of the Company, its board of directors or its stockholders is required therefor (other than, to the extent more than 3,289,727 shares of Common Stock are issued as Interest Shares pursuant to the Notes, the approval of a majority of the Company’s stockholders in order to issue more than 19.99% of the total number of shares of Common Stock outstanding on the date of the Agreement).

3.	The execution and delivery by the Company of the Agreement do not, and the performance by the Company of its obligations to be performed under the Agreement at the Closing will not, result in a breach or violation of: (a) the Company’s certificate of incorporation or bylaws, as each are currently in effect; (b) the Delaware General Corporation Law or, to our knowledge, any federal, California or New York law, rule or regulation to which the Company is subject and which in our experience is typically applicable to transactions of the nature contemplated by the Agreement; or (c) the terms of any Material Agreement. The term “Material Agreements” shall mean all the agreements to which the Company is a party and which the Company has filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”), as an exhibit to the Company’s Form 10-Q for the quarterly period ended March 31, 2012, as an exhibit to the Company’s Form 10-Q for the quarterly period ended June 30, 2012, as an exhibit to the Company’s Form 10-Q for the quarterly period ended September 30, 2012, or as an exhibit to any Form 8-K filed by the Company since the filing of the 2011 Form 10-K through the date hereof with the Securities Exchange Commission.

4.	Other than as specifically contemplated by or described in the Agreement, no approval or authorization by, or filing or qualification with, any United States federal, California or New York governmental authority or under the Delaware General Corporation Law on the part of the Company is required in connection with the valid execution, delivery and performance by the Company of its obligations to be performed under the Agreement at the Closing or the offer, sale and issuance of the Notes and the Warrants at the Closing, except: (a) the filing of a Form D with the Securities and Exchange Commission in connection with an exemption from the registration requirements of Section 5 under the Securities Act of 1933, as amended; (b) such as may be required under the blue sky laws of any jurisdiction in connection with the offer, sale and issuance of the Notes and the Warrants at the Closing; and (c) such as have already been obtained or made by the Company.

5.	The Interest Shares, when and if issued and delivered pursuant to the Notes, and the Warrant Shares, when and if paid for upon exercise of, and issued and delivered pursuant to the Warrants, will be duly authorized, validly issued, fully paid and nonassessable. The Company’s board of directors has adopted resolutions to reserve an aggregate of 7,369,714 shares of Common Stock that may be issuable as Interest Shares pursuant to the terms of the Notes, and an aggregate of 25,630,286 shares of Common Stock that are issuable as Warrant Shares upon exercise of the Warrants pursuant to their terms, provided, however, that we express no opinion concerning the effect of such resolutions or reservation.

6.	The Transaction Documents have been duly executed and delivered by the Company and, subject to the exceptions and qualifications set forth below, each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

7.	To our knowledge, no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto.

8.	Assuming the accuracy of the representations and warranties made by each of the Investors in Section 3.2 of the Agreement, and assuming that there has been no general solicitation or advertising with respect to the Notes or Warrants to be sold under the Agreement, the issuance and sale of the Notes, the Warrants, the Interest Shares and the Warrant Shares (assuming no commission or other remuneration is paid or given directly or indirectly for soliciting the exercise of the Warrants) pursuant to the Agreement, and in the case of the Interest Shares and the Warrant Shares, pursuant to the Notes and the Warrants, respectively, will be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Exhibit J

Tranche A-2 Term Loans

Investor	Tranche A-2 Term Loans
CWD OC 522 Master Fund Ltd.	$3,408,468.16
Candlewood Special Situations Master Fund, Ltd.	$6,849,929.84
Credit Suisse Loan Funding LLC	$11,280,197.64
Total	$21,538,595.64

Exhibit K

Ownership of New PE Holdco Units

Investor	Units of New PE Holdco
Candlewood Special Situations Fund, LP	60.090
Credit Suisse Securities (USA) LLC	59.870
CCVF PacEth LLC	5.409
Candlewood Credit Value Fund II, LP	5.410
Total	130.779